Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements of Ascent Solar Technologies, Inc. on Forms S-3 (Nos. 333-131216, 333-137008, 333-147000, 333-149740, 333-150998, 333-156665 and 333-178821), and Forms S-8 (Nos. 333-142768, 333-152642, 333-152643, 333-161794, 333-171355 and 333-171356), of our report dated March 22, 2012 relating to our audits of the financial statements which appear in this Annual Report on Form 10-K for the year ended December 31, 2011.

/S/ HEIN& ASSOCIATES LLP

Denver, Colorado
March 22, 2012